Exhibit 23

CONSENT OF PRICEWATERHOUSECOOPERS LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for Exxon Mobil Corporation's 2004 Non-employee Director Restricted Stock Plan of our report dated February 25, 2004, relating to the consolidated financial statements, which appears on page 42 of Exxon Mobil Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

August 6, 2004